     As filed with the Securities and Exchange Commission on March 22, 2002
                                                  Registration No. 333-76532

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                            NPS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)
                                   ----------

              Delaware                                          87-0439579
  (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                         Identification Number)

                                 420 Chipeta Way
                         Salt Lake City, Utah 84108-1256
                                 (801) 583-4939
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------

                                 James U. Jensen
      Vice President, Corporate Development and Legal Affairs and Secretary
                                 420 Chipeta Way
                         Salt Lake City, Utah 84108-1256
                                 (801) 583-4939
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------
                                   Copies to:

          Robert G. O'Connor
             Mark Bonham                                   Rodd M. Schreiber
           Daniel J. Weiser                              Skadden, Arps, Slate,
     Wilson Sonsini Goodrich & Rosati                  Meagher & Flom (Illinois)
         Professional Corporation                       333 West Wacker Drive
 2795 East Cottonwood Parkway, Suite 300                     Suite 2100
        Salt Lake City, Utah 84121                      Chicago, Illinois 60606
              (801) 993-6400                               (312) 407-0700
                                   ----------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                         CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                                             Proposed            Proposed
                                                         Amount to be   Maximum Offering     Maximum Offering      Amount of
 Title of Each Class of Securities to be Registered       Registered    Price per Unit (1)  Price, Aggregate (2) Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(3)                                               --                                  --                  --
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                                    --                                  --                  --
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $.001 par value                                 --                                  --                  --
---------------------------------------------------------------------------------------------------------------------------------
Depositary Shares                                                --                                  --                  --
---------------------------------------------------------------------------------------------------------------------------------
Warrants(4)                                                      --                                  --                  --
---------------------------------------------------------------------------------------------------------------------------------
Total(5)                                                 $250,000,000(5)                         100% (5)          $59,750  (6)
=================================================================================================================================


(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457. Exclusive of accrued interest, if any, on the debt securities.

(3) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(4) Includes warrants to purchase common stock, warrants to purchase preferred stock, and warrants to purchase debt securities.

(5) The proposed maximum offering price per unit will be determined by us from time to time in connection with the issuance of the securities. The securities registered hereunder may be sold separately or as units with the other securities registered hereby.

(6) The registration fee in the amount of $59,750 was previously paid pursuant to Rule 457(o).



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to Completion, dated March 22, 2002


PROSPECTUS
----------

                                  $250,000,000

                          [LOGO OF NPS PHARMACEUTICALS]

                            NPS Pharmaceuticals, Inc.

                       By this prospectus, we may offer -


                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants

                                   ----------

     NPS Pharmaceuticals, Inc. may sell from time to time in one or more offerings together or separately:

          . senior debt securities;
          . subordinated debt securities;
          . common stock;
          . preferred stock;
          . depositary shares; and
          . warrants to purchase debt securities, preferred stock or common stock.

See "Risk Factors" beginning on page 6 to read about factors you should consider before buying our securities.

     Our common stock is quoted on the Nasdaq National Market under the symbol "NPSP." The last reported sale price of our common stock on March 21, 2002 was $35.45 per share.


                                   ----------

     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                                   ----------

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                                   ----------

     Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                         This prospectus is dated     , 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS .........................    i
SUMMARY ...................................................................    1
RISK FACTORS ..............................................................    6
USE OF PROCEEDS ...........................................................   16
RATIO OF EARNINGS AVAILABLE TO COVER FIXED CHARGES.........................   17
DESCRIPTION OF THE DEBT SECURITIES ........................................   18
DESCRIPTION OF COMMON STOCK ...............................................   29
DESCRIPTION OF PREFERRED STOCK ............................................   33
DESCRIPTION OF THE DEPOSITARY SHARES ......................................   34
DESCRIPTION OF THE WARRANTS ...............................................   38
PLAN OF DISTRIBUTION ......................................................   41
LEGAL MATTERS .............................................................   43
EXPERTS ...................................................................   43
WHERE YOU CAN FIND MORE INFORMATION .......................................   44
DOCUMENTS INCORPORATED BY REFERENCE .......................................   44

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, the accompanying prospectus supplement and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated by reference in this prospectus and that are referenced under the section entitled "Where You Can Find More Information" on page 44 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plan," "expect," "anticipate," "estimate," "predict," "intend," "potential" or "continue" or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate or discover new drugs in the future are all forward-looking in nature. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

          . our and our collaborators' failure to achieve positive results in clinical trials or receive required regulatory approvals;

          . competitive factors;

          . our and our collaborators' failure to successfully commercialize our products;

          . changes in our relationships with our collaborators;

     .variability of our royalty, license and other revenues;

     . our ability to enter into future collaborative agreements;

     . uncertainty regarding our patents and patent rights;

     . compliance with current or prospective governmental regulation;

     . technological change; and

     . general economic conditions.

     You should also consider carefully the statements set forth in the section entitled "Risk Factors" and other sections of this prospectus, and the accompanying prospectus supplement, and in the other documents we have filed with the SEC and that are incorporated by reference in this prospectus, which address these and additional factors that could cause results or events to differ from those set forth in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

                                   ----------

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by the company. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.


     In connection with the offering of certain offered securities, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such offered securities or our other securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids. Specifically, such persons may overallot in connection with the offering and may bid for and purchase the offered securities in the open market.

                                     SUMMARY

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of securities described in this prospectus in one or more offerings, up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may, along with the information that is incorporated by reference as described in the section of this prospectus entitled "Where You Can Find More Information," add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including the risk factors, together with additional information described below under the heading "Where You Can Find More Information." PREOS is our recombinant, full-length parathyroid hormone for the treatment of osteoporosis, and ALX-0600 is our analog of glucagen-like peptide 2 for the treatment of gastrointestinal disorders.




                            NPS Pharmaceuticals, Inc.

                                    Overview

       Our objective is to build a profitable biopharmaceutical company by discovering, developing and commercializing small molecule drugs and recombinant proteins. Our current product candidates are primarily for the treatment of bone and mineral disorders, gastrointestinal disorders and central nervous system disorders.


     We have three product candidates in clinical development and several preclinical product candidates. Two of these product candidates, PREOS(TM) and AMG 073, are in Phase III clinical trials. Our third product candidate, ALX-0600, is in a pilot Phase II clinical trial. PREOS and ALX-0600 are proprietary to, and are being developed by, us. PREOS is our recombinant, full-length parathyroid hormone for the treatment of osteoporosis, and ALX-0600 is our analog of glucagon-like peptide 2 for the treatment of gastrointestinal disorders. AMG 073, our orally active, small molecule compound for the treatment of hyperparathyroidism is being developed by our licensees, Amgen Inc. and Kirin Brewery Company, Ltd. We have granted exclusive development, commercialization and marketing rights for several of our other product candidates to a number of pharmaceutical companies, including GlaxoSmithKline plc, AstraZeneca AB and Janssen Pharmaceutica N.V., a subsidiary of Johnson & Johnson.


                             Our Product Candidates

Bone and Mineral Disorders


       PREOS for Osteoporosis. PREOS is our recombinant, full-length, human parathyroid hormone being developed for the treatment of osteoporosis. Osteoporosis is an age-related disorder that is characterized by a reduction in bone mineral density and an increase in susceptibility to fractures.

       We are currently conducting a pivotal Phase III clinical trial for PREOS designed to demonstrate its ability to reduce fractures and build bone mineral density in post-menopausal women with osteoporosis. In a Phase II clinical trial, daily injections of PREOS produced a clinically and statistically significant average increase in bone mineral density in the lumbar spine of nearly seven percent in only one year.

       We are also conducting a Phase III clinical trial to measure the effect of PREOS in building bone mineral density in osteoporotic women undergoing estrogen replacement therapy. In addition, PREOS is being tested in a clinical trial coordinated by the University of California at San Francisco and sponsored by the National Institutes of Health. This trial will test whether PREOS is more effective in building bone mineral density than Fosamax, an alternative osteoporosis therapy currently sold by Merck & Co., Inc., and whether the combination of PREOS and Fosamax is more effective in building bone mineral density than either therapy alone.

     Calcilytics for Osteoporosis. In collaboration with GlaxoSmithKline, we are pursuing another treatment for osteoporosis that focuses on the use of orally administered drugs called calcilytics. Calcilytic compounds are small molecules designed to temporarily increase the secretion of the body's own parathyroid hormone, which may result in the formation of new bone. GlaxoSmithKline has conducted a proof-of-principle Phase I clinical trial with a calcilytic compound identified under the collaboration. The purpose of this trial was to establish the safety of calcilytic compounds in humans. We and GlaxoSmithKline continue our evaluation of calcilytic compounds, to identify a lead candidate to take into the clinic to test for both safety and efficacy.

     AMG 073 for Hyperparathyroidism. AMG 073 is our orally active, small molecule compound that is being developed for the treatment of hyperparathyroidism. Hyperparathyroidism results from an oversecretion of parathyroid hormone by the parathyroid glands located in the neck. Symptoms of hyperparathyroidism include bone loss, pain and muscle weakness. Primary hyperparathyroidism is characterized by enlargement of one or more of the four parathyroid glands. Secondary hyperparathyroidism is a physiological response to failing kidneys. Secondary hyperparathyroidism commonly develops during the early stages of chronic renal failure before dialysis is necessary.

     We licensed AMG 073 to Amgen and Kirin, both of whom have full development and marketing rights to this product candidate in specified territories. In December 2001, Amgen commenced Phase III clinical trials of AMG 073 for secondary hyperparathyroidism. Results from Amgen's Phase II clinical trials in patients with secondary hyperparathyroidism and chronic renal failure indicated that AMG 073 reduced both parathyroid hormone and calcium-phosphorus product levels and was safe and well-tolerated at daily doses up to 100 mg as both a standalone therapy and in combination treatment with vitamin D and phosphate binders.

Gastrointestinal Disorders

     ALX-0600 for Short Bowel Syndrome. We are independently developing ALX-0600 for the treatment of short bowel syndrome. Short bowel syndrome is a condition that affects the ability of the gastrointestinal tract to absorb nutrients and water. We have been granted orphan drug designation for ALX-0600 for short bowel syndrome by the United States Food & Drug Administration, or FDA, and the Commission of the European Communities has recently designated ALX-0600 as an orphan medicinal product for the treatment of short bowel syndrome.


     We have completed dosing patients in a pilot Phase II clinical trial with ALX-0600 in a small number of patients with short bowel syndrome and are presently evaluating the results of the trial.



Central Nervous System Disorders


     Metabotropic Glutamate Receptor Program. In collaboration with AstraZeneca, we are working to identify compounds that act on targets in the central nervous system called metabotropic glutamate receptors, or mGluRs, which are involved in the regulation of important brain functions. Published research indicates that different mGluRs are involved in diseases such as stroke, epilepsy, Alzheimer's disease and schizophrenia. We have been able to use our expertise in calcium receptors, which are structurally related to mGluRs, to create proprietary methods for identifying drug candidates that act on mGluRs. We have identified a number of proprietary compounds for preclinical development that target mGluRs and may be useful for the treatment of various central nervous system disorders.

       Other Programs for Central Nervous System Disorders. We have licensed potential drug candidates for schizophrenia and dementia to Janssen.

Internal Discovery Research

     Through internal discovery efforts, we have developed a diverse product pipeline covering a variety of disorders. This pipeline allows us to reduce our exposure to the impact of any single product failure and increases our flexibility to focus on our most promising programs. The continued expansion of our product pipeline is based on the ability of our scientists to apply techniques related to our core competencies, such as the use of proteins as therapies, manipulating G-protein coupled receptors and finding compounds that act on those receptors. Our current discovery research activities span the spectrum from target identification and validation through late state preclinical safety assessment.

                                Other Information

       Unless stated otherwise, references in this prospectus to "NPS," "we," "us," or "our" refer to NPS Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries.

       We originally incorporated in Utah in 1986 and reincorporated in Delaware in 1992. In December 1999, we acquired Allelix Biopharmaceuticals, Inc., or Allelix, a biopharmaceutical company based in Ontario, Canada. We now operate Allelix as a subsidiary, and refer to it as NPS Allelix. Our executive offices are located at 420 Chipeta Way, Salt Lake City, Utah 84108-1256. Our telephone number is (801) 583-4939. Our Internet site is at http://www.npsp.com. Information found on our Internet site is not part of this prospectus.


       "NPS," "NPS Pharmaceuticals," "Allelix Biopharmaceuticals," "NPS Allelix" and "Allelix" are our registered trademarks. We have applied to the United States Patent and Trademark Office for registration of the trademark "PREOS." All other trademarks, trade names or service marks appearing in this prospectus are the property of their respective owners.


                           The Securities We May Offer


       We may offer up to $250,000,000 of debt securities, common stock, preferred stock, depositary shares and warrants in one or more offerings and in any combination. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.


       We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

       We may offer secured or unsecured obligations in the form of either senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior unsecured debt securities will have the same rank in right of payment as our other unsecured, unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities.


       The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement (No. 333-76532) that we have filed with the SEC (this prospectus being a part of that registration statement). We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided below under the heading "Where You Can Find More Information."

General Indenture Provisions That Apply to Senior and Subordinated Debt

       . Each indenture allows debt to be issued in series with terms particular to each series.

       . Neither indenture limits the amount of debt that we may issue or generally provides holders any protection should there be a highly leveraged transaction involving our company.


       . The indentures allow us to merge or to consolidate with another United States entity or convey, transfer or lease our properties and assets substantially as an entirety to another United States entity, as long as certain conditions are met. If these events occur, the other entity will be required to assume our obligations on the debt securities and under the indentures, and we will be released from all liabilities and obligations, except in the case of a lease.



       . The indentures provide that we and the trustee may generally amend the indenture with the consent of holders of a majority of the total principal amount of the debt outstanding in any series to change certain of our obligations or your rights concerning the debt. However, to change the payment of principal, interest or adversely affect any right to convert or certain other matters, every holder in that series must consent.


       . We may discharge the indentures and defease restrictive covenants by depositing sufficient funds with the trustee to pay the obligations when due, as long as certain conditions are met. The trustee would pay all amounts due to you on the debt from the deposited funds.

Events of Default

       Each of the following is an event of default under the indentures:

       .  Principal not paid when due;

       .  Any sinking fund payment not made when due;

       .  Failure to pay interest for 30 days;

       .  Covenants not performed for 90 days after notice; and

       .  Certain events of bankruptcy, insolvency or reorganization of NPS.

       A prospectus supplement may describe deletions of, or changes or additions to, the events of default.

Remedies


       Upon an event of default, other than a bankruptcy, insolvency or reorganization, the trustee or holders of 25 percent of the principal amount outstanding in a series may declare the outstanding principal, plus accrued interest, if any, immediately payable. However, the holders of a majority in principal amount may, under certain circumstances, rescind this action. A prospectus supplement may describe deletions of, or changes or additions to, the remedies available to the holders under the indentures.


Subordination

       The subordinated indenture provides that the subordinated debt securities will be subordinated to all senior debt as defined in the subordinated indenture.

Common Stock

     We may offer shares of our common stock, par value $.001 per share, either alone or underlying other registered securities convertible into our common stock. Common stock holders are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stock holders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Preferred Stock and Depositary Shares


     We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including any redemption provisions, any rights in the event of liquidation, dissolution or the winding up of NPS, any voting rights and any conversion rights. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.


Warrants

     We may issue warrants for the purchase of debt securities, preferred stock or common stock.

                                  RISK FACTORS


     Before you invest in any of our securities, you should be aware of various risks, including those described below. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus and in the accompanying prospectus supplement, before you decide whether to purchase any of our securities. The risks set out below are not the only risks we face. If any of the following risks occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our securities could fall, and you may lose all or part of the money you paid to buy our securities.



We have a history of operating losses. We expect to incur net losses and we may never achieve or maintain profitability.

     With the exception of 1996, we have not been profitable since our inception in 1986. As of December 31, 2001, we had an accumulated deficit of approximately $161.0 million. We have not generated any revenue from product sales to date, and it is possible that we will never have significant product sales revenue, if any. We expect to continue to incur losses for at least the next several years as we and our collaborators and licensees pursue clinical trials and research and development efforts. To become profitable, we, either alone or with our collaborators and licensees, must successfully develop, manufacture and market our current product candidates, particularly PREOS and AMG-073, as well as continue to identify, develop, manufacture and market new product candidates. It is possible that we will never have significant product sales revenue or receive significant royalties on our licensed product candidates.

We do not have, and may never develop, any commercial drugs or other products that generate revenues.

     Our existing product candidates will require significant additional development, clinical trials, regulatory clearances and additional investment before they can be commercialized. Our product development efforts may not lead to commercial drugs for a number of reasons, including the failure of our product candidates to be safe and effective in clinical trials or because we have inadequate financial or other resources to pursue the programs through the clinical trial process. We do not expect to be able to market any of our existing product candidates for a number of years, if at all.

We are dependent on the successful outcome of the clinical trials for our two most advanced product candidates, PREOS and AMG 073. If either or both of these product candidates fail to advance in the clinic, our business will be materially harmed and our stock price will be adversely affected.

     We are currently conducting Phase III clinical trials for PREOS, our proprietary product candidate for the treatment of osteoporosis. Amgen, our licensee, is conducting Phase III clinical trials for AMG 073, a compound intended to treat hyperparathyroidism. Our success will depend, to a great degree, on the success of these and subsequent clinical trials. In order to successfully commercialize PREOS and AMG 073, we and Amgen must be able to, among other things, obtain required regulatory approvals for these product candidates. Prior to receiving approval for commercialization, we must demonstrate with substantial evidence from well-controlled clinical trials, and to the satisfaction of the FDA and comparable foreign regulatory authorities, that each of these product candidates is both safe and efficacious. While no significant safety issues have emerged in Phase I and Phase II clinical trials with respect to either of these product candidates, we will still need to demonstrate their efficacy for the treatment of their respective specific indications, as well as their continued safety through the conduct of Phase III clinical trials. The successful outcome of our and Amgen's Phase III clinical trials for PREOS and AMG 073 will depend in part on our and Amgen's ability to successfully complete enrollment in the trials and completion of the study, a process that can be difficult and may result in delays in the completion or suspension of the trials. To date, neither long-term safety nor efficacy has been demonstrated in clinical trials with either of these product candidates. Accordingly, the results of future studies may indicate that the candidates are unsafe, ineffective or both, notwithstanding the results of earlier clinical trials. We cannot assure you that either or both of these products will continue to prove to be safe or efficacious in accordance with regulatory requirements. Further, we cannot assure you that these product candidates will be approved in a timely manner, if at all. If we or Amgen fail to successfully obtain regulatory approvals for PREOS or AMG 073, our business will be materially harmed and our stock price will be adversely affected.

The FDA has not approved any of our product candidates and we cannot assure you that data collected from preclinical and clinical trials of our product candidates will be sufficient to support approval by the FDA, the failure of which could delay our profitability and adversely affect our stock price.

     Many of our research and development programs are at an early stage. Clinical trials are long, expensive and uncertain processes. Clinical trials may not be commenced or completed on schedule, and the FDA may not ultimately approve our product candidates for commercial sale. Further, even if the results of our preclinical studies or clinical trials are initially positive, it is possible that we will obtain different results in the later stages of drug development or that results seen in clinical trials will not continue with longer term treatment. Drugs in late stages of clinical development may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. For example, positive results in early Phase I or Phase II clinical trials may not be repeated in larger Phase II or Phase III clinical trials. All of our potential drug candidates are prone to the risks of failure inherent in drug development. The clinical trials of any of our drug candidates could be unsuccessful, which would prevent us from commercializing the drug. Our failure to develop safe, commercially viable drugs would substantially impair our ability to generate revenues and sustain our operations and would materially harm our business and adversely affect our stock price.

If we fail to maintain our existing or establish new collaborative relationships, or if our collaborators do not devote adequate resources to the development and commercialization of our licensed drug candidates, we may have to reduce our rate of product development and may not see products brought to market or be able to achieve profitability.

     Our strategy for developing, manufacturing and commercializing our products includes entering into various relationships with large pharmaceutical companies to advance many of our programs. We have granted exclusive development, commercialization and marketing rights to a number of our collaborators for some of our key product development programs, including AMG 073, calcilytics, mGluRs and glycine reuptake inhibitors. Except in the case of our collaboration with AstraZeneca for research involving mGluRs, our collaborators have full control over those efforts in their territories and the resources they commit to the programs. Accordingly, the success of the development and commercialization of product candidates in those programs depends on their efforts and is beyond our control. For us to receive any significant milestone or royalty payments from our collaborators, they must advance drugs through clinical trials, establish the safety and efficacy of our drug candidates, obtain regulatory approvals or achieve market acceptance of those products.

     Under our collaboration with AstraZeneca, we are required to co-direct the research and to pay for an equal share of the research through a minimum of 30 months and, under certain circumstances, for the full term of 60 months. This commitment of personnel and capital may limit or restrict our ability to initiate or pursue other research efforts. As part of our product development strategy, we evaluate whether to seek collaborators for our product candidates. If we elect to collaborate, we may not be able to negotiate collaborative arrangements for our product candidates on acceptable terms, if at all. If we are unable to establish collaborative arrangements, we will either need to increase our expenditures and undertake the development and commercialization activities at our own expense or delay further development of the effected product candidate. Our research funding agreement with the Canadian government significantly limits our ability to establish collaborations for ALX-0600 without its consent.

     Collaborative agreements, including our existing agreements, pose the following risks:

          . our contracts with collaborators may be terminated and we may not be able to replace our collaborators;

          . the terms of our contracts with our collaborators may not be favorable to us in the future;

          . our collaborators may not pursue further development and commercialization of compounds resulting from their collaborations with us;

          . a collaborator with marketing and distribution rights to one or more of our products may not commit enough resources to the marketing and distribution of our product candidates;

          . disputes with our collaborators may arise, leading to delays in or termination of the research, development or commercialization of our product candidates, or resulting in significant litigation or arbitration;

          . contracts with our collaborators may fail to provide significant protection if one or more of them fail to perform;

          . in some circumstances, if a collaborator terminates an agreement, or if we are found to be in breach of our obligations, we may be unable to secure all of the necessary intellectual property rights to continue developing the same compound or product;

          . our collaborators could independently develop, or develop with third parties, drugs that compete with our products; and

          . we may be unable to meet our financial or other obligations under our collaborative agreements; for example, we have had to obtain a waiver of our obligation to have manufactured in Canada clinical supplies of ALX-0600 because no such Canadian manufacturer could be identified, and we could face similar issues in the future, which might lead to a loss of significant rights or require us to pay significant damages.

     There is a great deal of uncertainty surrounding the success of our current and future collaborative efforts. If our collaborative efforts fail, our business and financial condition would be materially harmed.

Because we do not have marketing, sales or distribution capabilities, we may be unable to market and sell our products and generate revenues.

     We have recruited and continue to recruit marketing, market research, and product planning personnel. However, we currently have no sales, marketing or distribution capabilities. In order to commercialize any product candidates for which we receive FDA approval, we will have to develop a sales and marketing force or rely on third parties to perform these functions. To market products directly, we will have to develop a marketing and sales force with technical expertise and supporting distribution capability. Our inability to develop expertise and attract skilled marketing and sales personnel to establish in-house sales and distribution capabilities may limit our ability to gain market acceptance for our products and generate revenues. For example, if we are successful in our Phase III clinical trials with PREOS, and the FDA grants approval for the commercialization of PREOS, we will be unable to introduce the product to market without developing these capabilities. We have only recently begun to develop our internal sales and marketing force and cannot assure you that we will be successful in our efforts to establish this force. Further, if we rely on relationships with one or more large pharmaceutical companies with established distribution systems and direct sales forces to market any or all of our product candidates, we cannot assure you that we will be able to enter into or maintain agreements with these companies on acceptable terms, if at all.

     In addition, we expect to begin to incur significant expenses in developing sales, marketing and distribution capabilities in advance of determining our commercialization strategy with respect to one or more of our product candidates. The determination of our commercialization strategy with respect to a product candidate will depend on a number of factors, including:

          . the extent to which we have funded the development of the product candidate independently;

          . the extent to which our agreement with our collaborators permits us to exercise marketing or promotion rights with respect to the product candidate; and

          . how our product candidates compare with competitive products with respect to labeling, pricing and therapeutic effect.

     A number of these factors will be difficult to determine until additional information is known and are otherwise outside of our control. Therefore, we may change commercialization strategies by entering into agreements with our collaborators or third parties after we have incurred significant expenses in developing internal sales, marketing and distribution capabilities. A change of this nature could result in increased expenses or delays in commercialization and therefore could delay revenues and adversely affect our future operating results.

We have no manufacturing capabilities. We depend on third parties for manufacturing and storage of our product candidates and our clinical trials and product introductions may be delayed or suspended if the manufacture of our products is interrupted or discontinued.

     We do not have manufacturing facilities to produce sufficient supplies of either PREOS or ALX-0600 to support clinical trials and preparations for commercial launch of these products, if they are approved. We are dependent on third parties for manufacturing and storage of our product candidates. If we are unable to contract for a sufficient supply of our product candidates on acceptable terms, or if we encounter delays or difficulties in the manufacturing process or our relationships with our manufacturers, we may not have sufficient product to conduct or complete our clinical trials or support preparations for the commercial launch of our product candidates, if approved.

     We have entered into agreements with contract manufacturers to manufacture PREOS for use in clinical trial activities and for commercial launch if PREOS is approved by the FDA. These contract manufacturers are currently our only source for the production and formulation of PREOS. To date, these contract manufacturers have produced only small quantities of PREOS relative to those needed for commercialization. They may be unable to scale production when necessary to allow preparations for commercial launch or accurately and reliably manufacture commercial quantities of PREOS at reasonable costs, on a timely basis, and in compliance with the FDA's current good manufacturing practices, or cGMP. We will need to contract with one or more other commercial manufacturers to supply commercial grade quantities of PREOS.

     Our agreement with the Canadian government requires that the ALX-0600 we use in clinical trials and for commercial launch be manufactured by a Canadian company. This agreement also contains a number of other significant restrictions on our ability to develop, manufacture and commercialize ALX-0600 outside of Canada. To the extent that we are unable to comply with any performance obligation or obtain a waiver of the obligation, the Canadian government would have the right to declare us in default. If we were unable to cure the default, we could suffer adverse consequences, including the payment of liquidated damages that would be material to us or surrendering all intellectual property rights associated with ALX-0600 in some circumstances. We have been unable to identify a Canadian manufacturer capable of manufacturing and formulating ALX-0600 in compliance with cGMP and with sufficient quantity and quality for our future clinical development program. As a result, we have arranged for a contract manufacturer outside of Canada to manufacture the bulk compound, which is then formulated into ALX-0600 by a Canadian company. We have notified the Canadian government of our arrangements and received their authorization to proceed with the manufacture of ALX-0600 for our Phase II clinical trials.

     We may be unable to maintain our current relationships or establish new relationships with contract manufacturers on acceptable terms, if at all. Moreover, our reliance on contract manufacturers exposes us to the following additional risks:

          . delays in scale-up to quantities needed for clinical trials or failure to manufacture such quantities to our specifications, or to deliver such quantities on the dates we require, could cause us to delay or suspend clinical trials, regulatory submissions and commercialization of our products in development;

          . our current and future manufacturers are subject to ongoing, periodic, unannounced inspection by the FDA and corresponding state and international regulatory authorities for compliance with strictly enforced cGMP regulations and similar foreign standards, and we do not have control over our contract manufacturers' compliance with these regulations and standards;

          . our current and future manufacturers may not be able to comply with applicable regulatory requirements, which would prohibit them from manufacturing products for us;

          . if we need to change to other commercial manufacturing contractors, the FDA and comparable foreign regulators must approve these contractors prior to our use, which would require new testing and compliance inspections, and the new manufacturers would have to be educated in, or themselves develop substantially equivalent processes necessary for, the production of our products;

          . our manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demand; and

          . we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

     Any of these factors could cause us to delay or suspend clinical trials, regulatory submission, required approvals or commercialization of our products under development, entail higher costs and result in our being unable to effectively commercialize our products.

     We do not currently intend to manufacture any of our product candidates, although we may choose to do so in the future. If we decide to manufacture our products, we would be subject to the regulatory risks and requirements described above. We would also be subject to similar risks regarding delays or difficulties encountered in manufacturing our pharmaceutical products and we would require additional facilities and substantial additional capital. We cannot assure you that we would be able to manufacture any of our products successfully in accordance with regulatory requirements and in a cost-effective manner.

We may need additional financing, but our access to capital funding is uncertain.

     Our current and anticipated operations, particularly our product development and commercialization programs for PREOS and ALX-0600, require substantial capital. We expect that our existing cash and cash equivalents will sufficiently fund our operations through at least 2003. However, our future capital needs will depend on many factors, including receiving milestone payments from our collaborators and making progress in our internally funded research, development and commercialization activities. Our capital requirements will also depend on the magnitude and scope of these activities, our ability to maintain existing and establish new collaborations, the terms of those collaborations, the success of our collaborators in developing and marketing products under their respective collaborations with us, competing technological and market developments, the time and cost of obtaining regulatory approvals, the extent to which we choose to commercialize our future products through our own sales and marketing capabilities, the cost of preparing, filing, prosecuting, maintaining and enforcing patent and other rights and our success in acquiring and integrating complementary products, technologies or companies. We do not have committed external sources of funding and we cannot assure you that we will be able to obtain additional funds on acceptable terms, if at all. If adequate funds are not available, we may be required to:

          . engage in equity financing that would be dilutive to current stockholders;

          . delay, reduce the scope of or eliminate one or more of our development programs;

          . obtain funds through arrangements with collaborators or others that may require us to relinquish rights to technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves; or

          . license rights to technologies, product candidates or products on terms that are less favorable to us than might otherwise be available.

     If funding is insufficient at any time in the future, we may not be able to develop or commercialize our products, take advantage of business opportunities or respond to competitive pressures.

Because of the uncertainty of pharmaceutical pricing, reimbursement and healthcare reform measures, we may be unable to sell our products profitably.

     The availability of reimbursement by governmental and other third-party payors affects the market for any pharmaceutical product. These third-party payors continually attempt to contain or reduce the costs of healthcare. There have been a number of legislative and regulatory proposals to change the healthcare system and further proposals are likely. Under current guidelines, Medicare does not reimburse patients for self-administered drugs. Medicare's policy may decrease the market for our products that are designed to treat patients with age-related disorders, such as osteoporosis and hyperparathyroidism. Significant uncertainity exists with respect to the reimbursement status of newly approved healthcare products. In addition, third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. We might not be able to sell our products profitably or recoup the value of our investment in product development if reimbursement is unavailable or limited in scope, particularly for product candidates addressing small patient populations, such as ALX-0600 for the treatment of short bowel syndrome.

As a result of intense competition and technological change in the pharmaceutical industry, the marketplace may not accept our products and we may not be able to compete successfully against other companies in our industry and achieve profitability.

     Many of our competitors have drug products that have already been approved or are in development, and operate large, well-funded research and development programs in these fields. For example, Forteo, a fragment of the full-length parathyroid hormone for the treatment of osteoporosis, was recently recommended for approval by the FDA's Endocrinologic and Metabolic Drugs Advisory Committee for the treatment of osteoporosis and Lilly has received an Approvable Letter from the FDA for Forteo as a treatment for osteoporosis. If PREOS is approved by the FDA, it will compete directly with Forteo and other approved therapies, including estrogen replacement therapies, bisphosphonate and selective estrogen modulators therapies. Similarly, Hectoral, a product of Bone Care International, Inc., is currently being marketed as a treatment to relieve some symptoms of secondary hyperparathyroidism and will compete directly with AMG 073, if it is approved by the FDA. Also, Genzyme Pharmaceuticals, Inc. is currently marketing RenaGel, which is a treatment for hyperphosphatemia, a condition resulting from secondary hyperparathyroidism. Many of our competitors have substantially greater financial and management resources, superior intellectual property positions and greater manufacturing, marketing and sales capabilities, areas in which we have limited or no experience. In addition, many of our competitors have significantly greater experience than we do in undertaking preclinical testing and clinical trials of new or improved pharmaceutical products and obtaining required regulatory approvals. Consequently, our competitors may obtain FDA and other regulatory approvals for product candidates sooner and be more successful in manufacturing and marketing their products than we or our collaborators.

     Existing and future products, therapies and technological approaches will compete directly with the products we seek to develop. Current and prospective competing products may provide greater therapeutic benefits for a specific problem or may offer comparable performance at a lower cost. Any product candidate that we develop and that obtains regulatory approval must then compete for market acceptance and market share. Our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. Further, any products we develop may become obsolete before we recover any expenses we incurred in connection with the development of these products. As a result, we may never achieve profitability.

We may be unable to obtain patents to protect our technologies from other companies with competitive products, and patents of other companies could prevent us from manufacturing, developing, or marketing our products.

     The patent positions of pharmaceutical and biotechnology firms are uncertain and involve complex legal and factual questions. In addition, the scope of the claims in a patent application can be significantly modified during prosecution before the patent is issued. Consequently, we cannot know whether our pending applications will result in the issuance of patents or, if any patents are issued, whether they will provide us with significant proprietary protection or will be circumvented, invalidated, or found to be unenforceable. Until recently, patent applications in the United States were maintained in secrecy until the patents issued, and publication of discoveries in scientific or patent literature often lags behind actual discoveries. Patent applications filed in the United States after November 2000 generally will be published 18 months after the filing date unless the applicant certifies that the invention will not be the subject of a foreign patent application. We cannot assure you that, even if published, we will be aware of all such literature. Accordingly, we cannot be certain that the named inventors of our products and processes were the first to invent that product or process or that we were the first to pursue patent coverage for our inventions.

     Moreover, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost and delay, even if the eventual outcome is favorable to us. We cannot assure you that our pending patent applications, if issued, would be held valid or enforceable. Third parties may assert infringement or other intellectual property claims against us based on their patents or other intellectual property rights. An adverse outcome in these proceedings could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease or modify our use of the technology. Additionally, many of our foreign patent applications have been published as part of the patent prosecution process in such countries. Protection of the rights revealed in published patent applications can be complex, costly and uncertain.

     The pursuit of patents is intensely competitive for therapeutic products in our areas of research. A number of pharmaceutical companies, biotechnology companies, universities and research institutions have filed patent applications or received patents in these and related fields. Some of these applications or patents may limit or preclude our applications and could result in a significant reduction in the coverage of our patents.

     In order to protect goodwill associated with our company and product names, we rely on trademark protection for our marks. We have filed to register the "PREOS" trademark with the United States Patent and Trademark Office, which may or may not register this mark. Third parties may oppose this mark. Failure to timely register the PREOS mark or objections by the FDA could force us to select a new name for PREOS, which could cause us to incur additional expense or delay its introduction to market.

     We also rely on trade secrets, know-how and confidentiality provisions in our agreements with our collaborators, employees and consultants to protect our intellectual property. However, these and other parties may not comply with the terms of their agreements with us, and we might be unable to adequately enforce our rights against these people or obtain adequate compensation for the damages caused by their unauthorized disclosure or use.

     Finally, if we are found to be in noncompliance with one or more of our obligations under the terms of our research funding agreement with the Canadian government, we may be required to surrender all intellectual property rights associated with ALX-0600, or, at our option, pay liquidated damages.

We are subject to extensive government regulation that may cause us to cancel or delay the introduction of our products to market.

     Our research and development activities and the clinical investigation, manufacture, distribution and marketing of drug products are subject to extensive regulation by governmental authorities in the United States and other countries. Prior to marketing in the United States, a drug must undergo rigorous testing and an extensive regulatory approval process implemented by the FDA under federal law, including the Federal Food, Drug and Cosmetic Act. To receive approval, we or our collaborators must, among other things, demonstrate with substantial evidence from well-controlled clinical trials that the product is both safe and effective for each indication where approval is sought. Depending upon the type, complexity and novelty of the product and the nature of the disease or disorder to be treated, that approval process can take several years and require substantial expenditures. Data obtained from testing are susceptible to varying interpretations that could delay, limit or prevent regulatory approvals of our products. Drug testing is subject to complex FDA rules and regulations, including the requirement to conduct human testing on a large number of test subjects. We, our collaborators or the FDA may suspend human trials at any time if a party believes that the test subjects are exposed to unacceptable health risks. We cannot assure you that any of our product candidates will be safe for human use. Other countries also have extensive requirements regarding clinical trials, market authorization and pricing. These regulatory schemes vary widely from country to country, but, in general, are subject to all of the risks associated with United States approvals.

     If any of our products receive regulatory approval, the approval will be limited to those disease states and conditions for which the product is safe and effective, as demonstrated through clinical trials. Even if regulatory approval is obtained, later discovery of previously unknown problems may result in restrictions of the product, including withdrawal of the product from the market. Further, governmental approval may subject us to ongoing requirements for post-marketing studies. Even if we obtain governmental approval, a marketed product, its manufacturer and its manufacturing facilities are subject to unannounced inspections by the FDA and must comply with the FDA's cGMP and other regulations. These regulations govern all areas of production, record keeping, personnel and quality control. If a manufacturer fails to comply with any of the manufacturing regulations, it may be subject to, among other things, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecution. Other countries also impose similar manufacturing requirements.

If we fail to attract and retain key employees, we may have to delay the development and commercialization of our products.

     We are highly dependent on the principal members of our scientific and management staff. If we lose any of these persons, our ability to develop products and become profitable could suffer. The risk of being unable to retain key personnel may be increased by the fact that we have not executed long-term employment contracts with our employees. Our future success will also depend inlarge part on our continued ability to attract and retain other highly qualified scientific and management personnel. We face competition for personnel from other companies, academic institutions, government entities and other organizations.

If product liability claims are brought against us, we may incur substantial liabilities that could reduce our financial resources.

     The clinical testing and commercial use of pharmaceutical products involves significant exposure to product liability claims. We have obtained limited product liability insurance coverage for our clinical trials on humans. Our insurance coverage may be insufficient to protect us against product liability damages. We might not be able to obtain or maintain product liability insurance in the future on acceptable terms or in sufficient amounts to protect us against product liability damages. If we are required to pay a product liability claim, we may not have sufficient financial resources to complete development or commercialization of any of our product candidates and our business and results of operations will be adversely affected.

Our operations involve hazardous materials and we must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

     Our research and development activities involve the controlled use of hazardous materials, radioactive compounds and other potentially dangerous chemicals and biological agents. Although we believe our safety procedures for these materials comply with governmental standards, we cannot entirely eliminate the risk of accidental contamination or injury from these materials. If an accident or environmental discharge occurs, we could be held liable for any resulting damages, which could exceed our financial resources.

Our stock price has been and may continue to be volatile and an investment in our common stock could suffer a decline in value.

     You should consider an investment in our common stock as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. We receive only limited attention by securities analysts and frequently experience an imbalance between supply and demand for our common stock. The market price of our common stock has been highly volatile and is likely to continue to be volatile. Factors affecting our common stock price include:

          .    fluctuations in our operating results;
          .    announcements of technological innovations or new commercial products by us, our collaborators or our competitors;
          .    published reports by securities analysts;
          .    the progress of our and our collaborators' clinical trials;
               governmental regulation; changes in medical and pharmaceutical product reimbursement policies;
          .    developments in patent or other intellectual property rights;
          .    publicity concerning the discovery and development activities by our licensees;
          .    public concern as to the safety and efficacy of drugs that we and our competitors develop; and
          .    general market conditions.

Anti-takeover provisions in our Certificate of Incorporation, Bylaws, stockholders rights plan and under Delaware law may discourage or prevent a change of control.

     Provisions of our Certificate of Incorporation, Bylaws and Section 203 of the Delaware General Corporation Law could delay or prevent a change of control of NPS. For example, our Board of Directors, without further stockholder approval, may issue preferred stock that could delay or prevent a change of control as well as reduce the voting power of the holders of common stock, even to the extent of losing control to others. In addition, our Board of Directors has adopted a stockholder rights plan, commonly known as a "poison pill," that may delay or prevent a change of control.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus to:

          .    fund clinical trials of our product candidates;

          . fund the development of sales, marketing and manufacturing capabilities to facilitate product commercialization, either internally or through contract relationships;

          .    continue to advance our preclinical research programs;

          . in-license or acquire complementary products, technologies or companies; and

          .    fund general corporate purposes.

     We have discussions on an ongoing basis regarding potential acquisition and in-licensing opportunities that are complementary to our business. Although we may use a portion of the net proceeds for this purpose, we currently have no agreements or commitments in this regard.


     The timing and amount of our actual expenditures for the purposes set forth above are subject to change and will be based on many factors, including:


          . the progress and scope of our internally funded research, development and commercialization activities;

          . our ability to comply with the terms of our research funding agreements;

          . our ability to maintain existing and establish new collaborations and the terms of those collaborations;

          . the success of our collaborators in developing and marketing products under their respective collaborations with us;

          .    competing technological and market developments;

          .    the time and cost of obtaining regulatory approvals;

          . the extent to which we choose to commercialize our future products through our own sales and marketing capabilities;

          . the costs we incur in obtaining and enforcing patent and other proprietary rights or gaining the freedom to operate under the patents of others; and

          . our success in acquiring and integrating complementary products, technologies or businesses.


     These or other factors may result in our decision to make changes in the allocation of the net proceeds from the sale of securities offered by this prospectus. Our management will retain broad discretion as to the allocation of the net proceeds of any offering. However, we believe the net proceeds generally will enable us to focus on our business strategy and respond to competitive pressures. Until we use the net proceeds of any offering, we will invest the funds in highly liquid, investment-grade securities and money market funds.


               RATIO OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

     The ratio of earnings available to cover fixed charges for each of the periods indicated is as follows (dollars in thousands):


                                                    Fiscal Year Ended December 31,
                                        ----------------------------------------------------
                                          1997        1998       1999      2000       2001
                                        --------    --------   --------  --------  ---------
Ratio of earnings available to
cover fixed charges..................       -           -          -         -          -

     For the years ended December 31, 1997, 1998, 1999, 2000 and 2001, our earnings were insufficient to cover fixed charges for those periods by $11,527, $17,162, $35,654, $31,612 and $49,668, respectively. In calculating the ratio of earnings available to cover fixed charges, "earnings" consist of pre-tax income (loss) before adjustments for income from equity investees, plus fixed charges and distributed income from equity investees. Fixed charges consist of interest expense and estimated interest included in rental expense.

     For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

                       DESCRIPTION OF THE DEBT SECURITIES

     The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and subordinated indenture are called indentures. The prospectus, together with the applicable prospectus supplement, will describe all the material terms of a particular series of debt securities.

     The following is a summary of selected provisions and definitions of the indentures. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and are subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words "NPS," "we," "us" or "our" refer only to NPS Pharmaceuticals, Inc. and not to any of our subsidiaries.

     The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

General

     Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

     We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

     The prospectus supplement relating to a particular series of debt securities will set forth:

       . whether the debt securities are senior or subordinated;

       . the offering price;

       . the title;

       . any limit on the aggregate principal amount;

       . the person who shall be entitled to receive interest, if other than the record holder on the record date;

       . the date or dates the principal will be payable;

     . the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

     .  the place where payments may be made;

     . any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

     . if issued other than in denominations of United States $1,000 or any multiple of United States $1,000, the denominations in which the debt securities shall be issuable;

     . if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

     . if other than United States currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

     . the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;


     . if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;


     . if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and discharge; defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

     .  any conversion or exchange provisions;

     . whether the debt securities will be issuable in the form of a global security;

     . any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated debt securities";

     . any paying agents, authenticating agents, security registrars or other agents for the debt securities;

     . any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

     . any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants; and


     . any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and


     .  any other specific terms of such debt securities.


     Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities.

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. Federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

     Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

     We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

     In the event of any partial redemption of debt securities of any series, we will not be required to:

          . issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

          . register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

     We have initially appointed the trustee as the security registrar. Any transfer agent, and any other security registrar, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

     The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

          . be registered in the name of a depositary that we will identify in a prospectus supplement;

          .  be deposited with the depositary or nominee or custodian; and

          .  bear any required legends.

     No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

          . the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

          . an event of default is continuing with respect to the debt securities of the applicable series; or

          . any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.


     As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:


          .  entitled to have the debt securities registered in their names;

          .  entitled to physical delivery of certificated debt securities; or

          . considered to be holders of those debt securities under the indenture.

     Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

     Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

     Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor any trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and paying agents

     Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

     We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

          . 10 business days prior to the date the money would be turned over to the applicable state; or

          .  at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to us for such payment.

No protection in the event of a change of control


     Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).


Covenants

     Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, merger and sale of assets

     Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

     . the successor entity, if any, is a United States corporation, limited liability company, partnership or trust;

     . the successor entity assumes our obligations on the debt securities and under the indentures;

     . immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

     .  certain other conditions are met.

Events of default

     Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

             (1) we fail to pay principal of or any premium on any debt security of that series when due;

             (2) we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

             (3)  we fail to deposit any sinking fund payment when due;

             (4) we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

             (5) certain events including bankruptcy, insolvency or reorganization of NPS.

     Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

     The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

     Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

     If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated debt securities."

     After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

     Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

          (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

          (2) the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

          (3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

     Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

     We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

     Unless we indicate otherwise in a prospectus supplement, NPS and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

     We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

          . providing for our successor to assume the covenants under the indenture;

          .  adding covenants or events of default;

          . making certain changes to facilitate the issuance of the securities;

          .  securing the securities;


          .  providing for a successor trustee or additional trustees;


          .  curing any ambiguities or inconsistencies;


          . providing for guaranties of, or additional obligors on, the securities;


          . permitting of facilitating the defeasance and discharge of the securities; and

          .  other changes specified in the indenture.

     However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

          .  change the stated maturity of any debt security;

          . reduce the principal, premium, if any, or interest on any debt security;

          . reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

          . change the place of payment or the currency in which any debt security is payable;

          . impair the right to enforce any payment after the stated maturity or redemption date;

          . if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

          . adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

          . change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

     We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

     Each indenture contains a provision that permits us to elect either or both of the following:


          . We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

          . We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.




     To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities denominated in a currency other than United States dollars, foreign government obligations. As a condition to either of the above elections, for debt securities denominated in United States dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.





     "foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

          . direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or


          . obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Notices

     Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law


     The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, without regard to principles of conflicts of laws.

No personal liability of directors, officers, employees and stockholders.

     No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.


Regarding the trustee

     The indentures limit the right of the trustee, should it become a creditor of NPS, to obtain payment of claims or secure its claims.


     The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.


Subordinated debt securities

     The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

     In the event of any acceleration of the subordinated debt securities because of an event of default, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.


     We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

     Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:


          . a default in the payment of senior debt occurs and is continuing beyond any grace period, which we refer to as a payment default; or

          . any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

     We may and shall resume payments on the subordinated debt securities:

          . in case of a payment default, when the default is cured or waived or ceases to exist, and

        . in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice if the maturity of the designated senior debt has not been accelerated.

     No new payment blockage period may start unless 365 days have elapsed from the effectiveness of the prior payment blockage notice.

     No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

     As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.


     The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated dedt securities pursuant to the provisions described under "--Satisfaction and discharge; defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.


     If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

     Senior debt securities will constitute senior debt under the subordinated indenture.


     Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.


     Definitions

     "designated senior debt" means our obligations under any of our senior debt that expressly provides that it is "designated senior debt."

     "indebtedness" means:

        (1)  all of our indebtedness, obligations and other liabilities for:

             . borrowed money, including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments; or

             . evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of our assets or to only a portion of our assets, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

        (2) all of our reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers' acceptances;

        (3) all of our obligations and liabilities in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

        (4) all of our obligations and other liabilities under any other any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

         (5) all of our obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

         (6) all of our direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (5);

         (7)   any of our indebtedness or other obligations described in clauses
               (1) through (6) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by us; and

         (8) any and all deferrals, renewals, extensions, refundings of, amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7).

      "senior debt" means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, rent and all fees, costs, expenses and other amounts accrued or due on or in connection with our indebtedness, including all deferrals, renewals, extensions or refundings of, or modifications or supplements to, that indebtedness. Senior debt shall not include:


         . any debt that expressly provides it shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

         . debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

     "subsidiary" means any entity of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such entity (in the case of a corporation) is, or of which at least a majority of the equity interests (in the case of an entity which is not a corporation) are at the time owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                           DESCRIPTION OF COMMON STOCK

     The following description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws. We have filed these documents as exhibits to the registration statement related to this prospectus.

General


     We are authorized to issue 45,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of December 31, 2001, there were approximately 30,164,597 shares of common stock issued and outstanding including 444,597 shares of NPS Allelix, our Canadian subsidiary, which are exchangeable into our common stock at any time on a one-for-one basis.


     Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share in any assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The powers, preferences and rights of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Exchangeable Shares

     In connection with our acquisition of Allelix, NPS Allelix issued 3,476,009 exchangeable shares. Each of the exchangeable shares is exchangeable at any time on a one-for-one basis into our common stock and are, as nearly as practicable, the functional and economic equivalent of our common stock.

     We designated a single share of our preferred stock as special voting preferred stock in connection with our acquisition of Allelix in December 1999. The special voting share possesses a number of votes equal to the number of exchangeable shares of NPS Allelix outstanding from time to time. Through the holder of the special voting share, holders of exchangeable shares are entitled to vote on all matters submitted to a vote of the registered holders of our common stock. The registered holders of our common stock and the holder of the special voting share vote together as a class on all matters. The holder may exercise the voting rights only on the basis of instructions received from the holders of the NPS Allelix exchangeable shares. If no instructions are received, then the holder of the special voting share shall not exercise any of the voting rights. In the event of a liquidation, all outstanding exchangeable shares will automatically be exchanged for our common stock. The holder of the special voting share is not entitled to receive dividends, and in the event of any liquidation, dissolution, or winding-up of NPS, will receive an amount equal to the par value thereof. At such time as the special voting share has no votes attached to it because there are no exchangeable shares outstanding that we or our affiliates do not own, the NPS special voting share will cease to have any rights.

Stockholder Rights Plan

     On December 4, 1996, our board of directors adopted a stockholder rights plan and declared a distribution of one preferred stock purchase right for each share of our common stock outstanding on December 31, 1996, and each share of common stock issued after that date. Our board amended the plan on December 31, 2001 to increase the purchase price and extend the term. The rights are transferable with our common stock until they become exercisable, but are not exercisable until the distribution date described in the plan. Generally, the plan distribution date will not occur until a person or group acquires or makes a tender offer for 20 percent or more of our outstanding common stock. The rights expire on December 31, 2011 unless we redeem them at an earlier date. The expiration date may be extended by our board. When a right becomes exercisable, its holder is entitled to purchase from us 1/100th of a share of preferred stock at a purchase price of $300.00, subject to adjustment in certain circumstances.

     Until the plan distribution date, the purchase rights will be evidenced by the certificates for common stock registered in the names of holders of our common stock. As soon as practical following the plan distribution date, we will mail separate certificates evidencing the rights to common stockholders of record.

     If any person or group acquires 20 percent or more of our common stock, the rights holders will be entitled to receive upon exercise, that number of shares of common stock that at the time have a market value equal to twice the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of our liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount per common share of our company.

     If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, that number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the purchase right. Our board has the right to redeem the purchase rights in certain circumstances for $.01 per share, subject to adjustment.

     The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board's opinion, would impair its ability to represent our stockholders' interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though it may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Other Obligations to Issue Capital Stock

     We have adopted and maintain equity incentive plans pursuant to which we are authorized to issue stock, stock options and other types of compensation for employees, consultants and other persons who provide services to us. Our employees are also given the right to purchase our common stock at favorable purchase prices under some of these plans. In the event of a change in control transaction in which we are not the surviving corporation or in which more than 50 percent of the shares of our common stock entitled to vote are exchanged, all outstanding, unvested options shall vest and become immediately exercisable. As of December 31, 2001, we have outstanding options to acquire 2,635,345 shares of common stock under these plans. We have reserved an additional 1,388,564 shares of common stock for future issuance under these plans.

Registration Rights


     We filed a resale registration statement for 3,900,000 shares of our common stock in connection with the private placement of those shares in April 2000. We also filed a resale registration statement for 264,650 shares of our common stock issued in connection with the exercise of warrants assumed in the Allelix acquisition. We are also obligated to file a resale registration statement covering 992,018 shares of common stock issued in private placements to GlaxoSmithKline and Johnson & Johnson. GlaxoSmithKline also has "piggyback" registration rights. Johnson & Johnson's rights consist of both "demand" and "piggyback" registration rights. Johnson & Johnson's "piggyback" rights are not currently exercisable.


Anti-Takeover Provisions

     Delaware Law

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15 percent or more of the corporation's voting stock. A corporation may "opt out" of this statute, which we have not done.

Certificate of Incorporation and Bylaws Provisions

     Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control of NPS:

       . The number of directors that constitutes the whole board of directors shall be fixed exclusively by one or more resolutions adopted by the board of directors;

       . Vacancies on our board of directors, including those resulting from an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the stockholders;

       . A stockholder's notice of the stockholder's intent to bring business before an annual meeting or to nominate a person for election to the board of directors must be received by us within strict guidelines which may make it more difficult for stockholders to bring items before the meetings; and

       . Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws do not provide for cumulative voting in the election of directors.

     In addition, the authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of NPS.

Transfer Agent and Registrar


     The transfer agent and registrar for our common stock is Computershare, Inc. Their address is 1825 Lawrence Street, Denver, Colorado 80202-1817, and their telephone number is (303) 298-5370. The transfer agent and registrar for the exchangeable shares issued by NPS Allelix is CIBC Mellon Trust Company, 320 Bay Street, P.O. Box 1, Toronto, Ontario M5H 4A6.

                         DESCRIPTION OF PREFERRED STOCK

     We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value, in one or more series. We have designated 350,000 shares of our preferred stock as Series A Junior Participating Preferred Stock in connection with the stockholders rights plan, described under "Description of Common Stock" above. No other shares of preferred stock are outstanding, and we have no present plans to issue any additional shares of preferred stock.

     Our board of directors has the authority, without stockholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more series of preferred stock at any time. The rights, preferences and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each particular series. A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

       .  the number of shares in any series;

       . the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

       . the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

       .  the voting rights of that series of preferred stock, if any;

       . the conversion provisions applicable to that series of preferred stock, if any;

       . the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

       . the liquidation preference per share of that series of preferred stock, if any; and

       . the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

     We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock. The prospectus supplement will also contain a description of certain United States federal income tax consequences relating to the preferred stock.

     Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

                      DESCRIPTION OF THE DEPOSITARY SHARES


     At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.


     The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

     The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the Securities and Exchange Commission.

Dividends

     The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depository shares will be the same date as the record date for the preferred stock.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

     If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of NPS, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

     If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

     Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

     Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

     Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of deposit agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

       .    all outstanding depositary shares have been redeemed; or

       . there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

       .    the initial deposit of the preferred stock;

       .    the initial issuance of the depositary shares;

        .    any redemption of the preferred stock; and

        .    all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depository may:

        .    refuse to transfer depositary shares;

        .    withhold dividends and distributions; and

        .    sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

     The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

     Neither the depositary nor NPS will be liable if either the depositary or NPS is prevented or delayed by law or any circumstance beyond either the depository or NPS's control in performing their respective obligations under the deposit agreement. NPS's obligations and the depositary's obligations will be limited to the performance in good faith of NPS or the depository's respective duties under the deposit agreement. Neither the depositary nor NPS will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. NPS and the depositary may rely on:

        .    written advice of counsel or accountants;

        . information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

        . documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

     The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depository must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Federal income tax consequences

     Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for Federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

                           DESCRIPTION OF THE WARRANTS

General

     We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

     The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

        .    the title of the debt warrants;

        .    the offering price for the debt warrants, if any;

        .    the aggregate number of the debt warrants;

        . the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

        . if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

        . the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

        . the dates on which the right to exercise the debt warrants will commence and expire;

        . if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

        . whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

        .    information with respect to book-entry procedures, if any;

        . the currency or currency units in which the offering price, if any, and the exercise price are payable;

        . if applicable, a discussion of material United States Federal income tax considerations;

        .    the antidilution provisions of the debt warrants, if any;

        . the redemption or call provisions, if any, applicable to the debt warrants;

        . any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control; and

        . any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

     Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Stock warrants

     The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

        .    the title of the warrants;

        .    the offering price for the warrants, if any;

        .    the aggregate number of the warrants;

        . the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

        . if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

        . if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

        . the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

        . the dates on which the right to exercise the warrants shall commence and expire;

        . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

        . the currency or currency units in which the offering price, if any, and the exercise price are payable;

        . if applicable, a discussion of material United States Federal income tax considerations;

        .    the antidilution provisions of the warrants, if any;

        . the redemption or call provisions, if any, applicable to the warrants;

        . any provisions with respect to holder's right to require us to repurchase the warrants upon a change in control; and

        . any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

     Holders of equity warrants will not be entitled:

        .    to vote, consent or receive dividends;

        . receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

        .    exercise any rights as stockholders of NPS.

     As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of the warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     .    through one or more underwriters or dealers;

     .    directly to purchasers;

     .    through agents; or

     .    through a combination of any of these methods of sale.

     We may distribute the securities:

     . from time to time in one or more transactions at a fixed price or prices;

     .    at market prices prevailing at the times of sale;

     .    at prices related to such prevailing market prices; or

     .    at negotiated prices.

     We will describe the method of distribution of each series of securities in the applicable prospectus supplement.

     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

     Some securities that we may issue under this prospectus may be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of these series of securities may make a market in the securities. However, they are not obligated to make a market and may discontinue market making activity at any time. We cannot provide any assurance as to the liquidity of the trading market for any securities.

     Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

                                  LEGAL MATTERS

     Wilson Sonsini Goodrich & Rosati, Professional Corporation, Salt Lake City, Utah will pass on the validity of the issuance of the securities offered by this prospectus. Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois, will pass on certain legal matters in connection with the offered securities on behalf of the underwriters, dealers or agents.

                                     EXPERTS

     Our consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and for the period from October 22, 1986 (inception) to December 31, 2001 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering these consolidated financial statements refers to a change in the method of recognizing revenue on nonrefundable licensing fees in 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. Copies of our reports, proxy statements, and other information may be inspected at the public reference facilities maintained by the SEC at:

          Judiciary Plaza
          450 Fifth Street, N.W.
          Room 1024
          Washington, D.C., 20549

     Copies of our reports, proxy statements, and other information may also be inspected at the public reference facilities maintained by the SEC at the following regional offices of the SEC:

          233 Broadway                           500 West Madison Street
          New York, New York 10279               Suite 1400
                                                 Chicago, Illinois  60661-2511

     You can call the SEC at 1-800-732-0330 for information regarding the operation of its Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and information regarding registrants like us that file electronically.

     Reports, proxy statements, and other information concerning us may also be inspected at The National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us in this prospectus to incorporate by reference the information that we file with it (File No. 000-23272), which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the securities that we have registered:


     .    Our Annual Report on Form 10-K for the fiscal year ended December 31,
          2001;


     . The description of our common stock contained in our Registration Statement on Form 8-A12G filed on May 23, 1994; and

     . The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A12G/A filed on December 31, 2001 and our Current Report on Form 8-K filed on December 19, 1996.

     The reports and other documents, including amendments to previously filed reports and documents, that we file after the date of this prospectus will update and supersede the information in this prospectus.

     If you make a request for this information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in the registration statement of which this prospectus is a part. Requests for this information should be submitted to:

                   James U. Jensen
                   Corporate Secretary
                   NPS Pharmaceuticals, Inc.
                   420 Chipeta Way,
                   Salt Lake City, Utah, 84108
                   (801) 583-4939.

     You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that information in this prospectus is accurate as of any date other than the date of this prospectus.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other expenses of issuance and distribution

     The following table sets forth the estimated costs and expenses, other than the registration fee, payable by us in connection with the issuance and sale of securities offered by this prospectus.


     Securities and Exchange Commission registration fee .......... $   59,750
     Trustee's fees and expenses ..................................     20,000
     Accounting fees and expenses .................................     50,000
     Legal fees and expenses of the registrant ....................    150,000
     Printing and engraving .......................................     50,000
     Blue sky fees and expenses ...................................     15,000
     Transfer agent fees and expenses .............................     15,000
     Rating agencies' fees ........................................     60,000
     Miscellaneous ................................................     30,250
                                                                    ----------
     Total ........................................................ $  450,000
                                                                    ==========

     ------------------------------
     * To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15. Indemnification of directors and officers of NPS Pharmaceuticals, Inc.

     Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The registrant's Bylaws also provide that the registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

     The registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct, for known violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


     The registrant has entered into agreements with its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 16.  Exhibits

     The following exhibits are filed herewith or incorporated by reference herein:

    Exhibit
    Number                             Exhibit Title
---------------     ------------------------------------------------------------
       1.1          Form of Underwriting Agreement.*
       3.1          Amended and Restated Certificate of Incorporation.(1)
       3.2          Certificate of Amendment of the Amended and Restated
                    Certificate of Incorporation dated December 16, 1999.(2)
       3.3          Amended and Restated Bylaws.(1)
       3.4          Amendment to Certificate of Designation of Series A Junior
                    Participating Preferred Stock, dated September 5, 2000.(2)

       4.1          Form of Senior Indenture.
       4.2          Form of Subordinated Indenture.
       4.3          Form of Senior Debt Security (included in Exhibit 4.1).
       4.4          Form of Subordinated Debt Security (included in Exhibit
                    4.2).

       4.5          Form of Certificate of Designation.**
       4.6          Form of Preferred Stock Certificate.**
       4.7          Form of Deposit Agreement.**
       4.8          Form of Deposit Receipt (included in Exhibit 4.7).**
       4.9          Form of Warrant Agreement.**
       4.10         Form of Warrant Certificate.**
       4.11 Rights Agreement, dated as of December 4, 1996 and amended as of December 31, 2001, between the registrant and American Stock Transfer & Trust, Inc.(3)

       5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation.
      12.1          Computation of Ratio of Earnings Available to Cover Fixed
                    Charges.

      23.1 Consent of KPMG, LLP, independent certified public accountants.

      23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

      24.1 Power of Attorney of certain directors and officers of registrant (see page II-7 of this Form S-3).***

      25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

      25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.




------------------------

*    To be filed by amendment.

** To be filed by amendment or as an exhibit to a filing pursuant to the Securities Act of 1934, as amended.

***  Previously filed.

(1) Incorporated by reference to the registrant's Registration Statement on Form S-1 filed January 21, 1994 (Commission File No. 33-74318).

(2) Incorporated by reference to the registrant's Registration Statement on Form S-3 filed September 6, 2000 (Commission File No. 333-45274).

(3) Incorporated by reference to the registrant's Registration Statement on Form 8-A12G/A filed on December 31, 2001 and Current Report on Form 8-K filed on December 19, 1996.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act,

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, County of Salt Lake, State of Utah, on March 22, 2002.

                                  NPS PHARMACEUTICALS, INC.


                                  By:        /s/ James U. Jensen
                                     -------------------------------------------
                                                 James U. Jensen
                                      Vice President Corporate Development, and
                                            Legal Affairs and Secretary


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                Title                                      Date
---------------------------------    ----------------------------------------------    --------------------------
                                         President, Chief Executive Officer


      /s/ Hunter Jackson*                  (Principal Executive Officer)                      March 22, 2002
_________________________________       and Chairman of the Board of Directors
          Hunter Jackson

                                        Vice President Finance, Chief Financial
     /s/ Robert K. Merrell*                     Officer and Treasurer                         March 22, 2002
_________________________________     (Principal Financial and Accounting Officer)
         Robert K. Merrell

      /s/ Santo J. Costa*
_________________________________
          Santo J. Costa                             Director                                 March 22, 2002

         /s/ John R. Evans*
______________________________________
             John R. Evans                           Director                                 March 22, 2002

       /s/ James G. Groninger*
______________________________________
           James G. Groninger                        Director                                 March 22, 2002

       /s/ Joseph Klein, III*
______________________________________
           Joseph Klein, III                         Director                                 March 22, 2002

        /s/ Donald E. Kuhla*
______________________________________
            Donald E. Kuhla                          Director                                 March 22, 2002

        /s/ Thomas N. Parks*
______________________________________
            Thomas N. Parks                          Director                                 March 22, 2002

         /s/ Edward Rygiel*
______________________________________
             Edward Rygiel                           Director                                 March 22, 2002



                Signature                           Title                           Date
--------------------------------------   ------------------------------    ------------------------


        /s/ Calvin Stiller*
______________________________________
            Calvin Stiller                         Director                       March 22, 2002

       /s/ Peter G. Tombros*
______________________________________
           Peter G. Tombros                        Director                       March 22, 2002


*By: /s/ James U. Jensen
______________________________________
         James U. Jensen
         Attorney-in-fact


                                  EXHIBIT INDEX

Item 16.  Exhibits

The following exhibits are filed herewith or incorporated by reference herein:


  Exhibit Number                         Exhibit Title
------------------  ------------------------------------------------------------
       1.1          Form of Underwriting Agreement.*
       3.1          Amended and Restated Certificate of Incorporation.(1)
       3.2          Certificate of Amendment of the Amended and Restated
                    Certificate of Incorporation dated December 16,
                    1999.(2)
       3.3          Amended and Restated Bylaws.(1)
       3.4          Amendment to Certificate of Designation of Series A Junior
                    Participating Preferred Stock, dated
                    September 5, 2000.(2)
       4.1          Form of Senior Indenture.
       4.2          Form of Subordinated Indenture.
       4.3          Form of Senior Debt Security (included in Exhibit 4.1).
       4.4          Form of Subordinated Debt Security (included in Exhibit
                    4.2).
       4.5          Form of Certificate of Designation.**
       4.6          Form of Preferred Stock Certificate.**
       4.7          Form of Deposit Agreement.**
       4.8          Form of Deposit Receipt (included in Exhibit 4.7).**
       4.9          Form of Warrant Agreement.**
       4.10         Form of Warrant Certificate.**
       4.11         Rights Agreement, dated as of December 4, 1996 and amended as of December 31, 2001, between the registrant and American
                    Stock Transfer & Trust, Inc.(3)
       5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation.
      12.1          Computation of Ratio of Earnings Available to Cover Fixed
                    Charges.
      23.1          Consent of KPMG, LLP, independent certified public
                    accountants.
      23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (included in Exhibit 5.1).
      24.1          Power of Attorney of certain directors and officers of
                    registrant (see page II-7 of this Form S-3).***
      25.1          Form T-1 Statement of Eligibility of Trustee for Senior
                    Indenture under the Trust Indenture Act of 1939.
      25.2          Form T-1 Statement of Eligibility of Trustee for
                    Subordinated Indenture under the Trust Indenture Act of
                    1939.


--------------------------

*   To be filed by amendment.

** To be filed by amendment or as an exhibit to a filing pursuant to the Securities Act of 1934, as amended.


*** Previously filed.


(1) Incorporated by reference to the registrant's Registration Statement on Form S-1 filed January 21, 1994 (Commission File No. 33-74318).

(2) Incorporated by reference to the registrant's Registration Statement on Form S-3 filed September 6, 2000 (Commission File No. 333-45274).

(3) Incorporated by reference to the registrant's Registration Statement on Form 8-A12G/A filed on December 31, 2001 and Current Report on Form 8-K filed on December 19, 1996.